Exhibit 10.5
SECOND AMENDMENT TO THE
PEABODY ENERGY CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
     WHEREAS, Peabody Energy Corporation (the “Company”) previously adopted the Peabody Energy Corporation Employee Stock Purchase Plan (the “Plan”);
     WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the power to amend the Plan, subject to certain limitations set forth therein;
     WHEREAS, the Company contemplates spinning off a portion of its business into another entity (referred to herein as “Patriot Coal Corporation”), which is expected to result in the transfer of some of the Company’s employees to employment with Patriot Coal Corporation; and
     WHEREAS, the Company desires to amend the Plan to allow employees who are currently contributing to the Plan and whose employment will be transferred to Patriot Coal Corporation as part of the spin-off to continue to participate in the Plan through the end of the Offering Period (as such term is defined in the Plan) in which such transfer occurs if certain conditions are satisfied;
     NOW, THEREFORE, the Plan is amended, effective October 10, 2007, as follows:
I.
     Section 2.7 of the Plan is hereby amended by the addition of a sentence at the end thereof that reads as follows:
     “Notwithstanding the foregoing, Compensation shall not include any amount paid to an Employee after he or she incurs a termination of employment with the Company and all Participating Subsidiaries.”
II.
     Section 5.1(a)(iii) of the Plan is hereby amended to read as follows:
     “(iii) unless otherwise provided in Section 5.1(c), following the termination of employment with the Company and all Participating Subsidiaries;”

III.
     Section 5.1 of the Plan is hereby amended by the addition of a new subsection (c) at the end thereof that reads as follows:
     “(c) Notwithstanding Section 5.1(a)(iii), any Employee who is enrolled in the Plan during an Offering Period in which the Employee incurs a termination of employment with the Company and transfers directly to employment with Patriot Coal Corporation shall be permitted to remain enrolled in the Plan through the earliest of (x) the Termination Date of such Offering Period, (y) the termination of such Employee’s employment with Patriot Coal Corporation, or (z) three months after the date such Employee incurs a termination of employment with the Company.”
IV.
     The Plan shall otherwise remain unchanged and in full force and effect.

PEABODY ENERGY CORPORATION Sharon D. Fiehler EVP Human Resources and Administration

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